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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

Source Energy Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

SOURCE ENERGY CORPORATION
DBA INNUITY, INC.
8644 154th Avenue NE
Redmond, WA 98052
November 28, 2005
Dear Shareholder
      I wanted to take the time to welcome you to your newly combined, public company based on the completed merger of Vista.com, Inc. with a wholly owned subsidiary of Source Energy. I am writing today to share with you some of the excitement we have for the company’s new business, as well as communicate our proposal to rename the company.
      Your newly appointed Board of Directors has approved an amendment to the company’s articles of incorporation, changing our legal name to Innuity, Inc. This new corporate name reflects our intent to help millions of small businesses efficiently build, run, and grow their everyday businesses.
      In order to approve the name change and adopt our Amended and Restated 1999 Stock Option Plan, the Board of Directors of the Company has called a special meeting of shareholders to be held on Friday, December 9, 2005, beginning at 9:00 a.m., local time, at the Columbia Center in downtown Seattle located at 701 Fifth Avenue, 40th Floor Conference Room, Seattle, WA 98104. You are cordially invited to attend. The Notice of Special Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the special meeting, follow this letter.
      It is important that you use this opportunity to take part in the affairs of the Company by voting on the business to come before this meeting. After reading the Proxy Statement, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our shareholders is important.
      In terms of business focus, we are an Internet technology company that designs, acquires, and integrates applications to deliver solutions for small businesses. The Company’s Internet technology is based on an affordable, on-demand model that allows small businesses to simply interact with customers, business partners, and vendors and efficiently manage their businesses.
      We have developed a proprietary Internet technology platform that delivers these on-demand applications to small businesses. With our platform, small businesses now have the opportunity to choose applications that are right for their businesses — and at breakthrough, use-based pricing.
      But what’s exciting about Innuity is that we are part of a movement — a movement away from the status quo, where the economies of scale of purchasing technology solutions worked only for larger companies; a market environment where the rich got richer and the smarter, brighter, and more creative could easily be left behind. With Innuity’s applications, every entrepreneur can access tools, technologies, and support that will help them bring their talents and expertise to a larger market and compete with larger companies. In the Innuity-powered marketplace, the best ideas win — not just the companies with the biggest IT departments.
      Innuity puts these business solutions where they belong — operating quietly and reliably in the background — and often even the costs go unnoticed. Our applications are available for a monthly subscrip-

tion fee, rather than requiring a huge up-front capital outlay, and do not require an IT integration staff. This is a tremendously freeing event for business owners — as they can now focus on what really creates value for their customers, what they really enjoy about their businesses, and what they really do best. Innuity helps pave the road for them, and it’s really up to them how fast and how far they want to go.
      It’s a future full of potential — for everyone involved. On behalf of your Board of Directors and Innuity’s executive team, I’m looking forward to working for you and building a great company together.

Sincerely yours,

John R. Wall
Chairman and CEO

SOURCE ENERGY CORPORATION
DBA INNUITY, INC.
8644 154th Avenue NE
Redmond, WA 98052
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD FRIDAY, DECEMBER 9, 2005
TO THE SHAREHOLDERS:
      Notice is hereby given that a special meeting of the shareholders of Source Energy Corporation will be held on Friday, December 9, 2005, beginning at 9:00 a.m., local time, at the Columbia Center in downtown Seattle located at 701 Fifth Avenue, 40th Floor Conference Room, Seattle, WA 98104, for the following purposes:

1. To approve an amendment to our Articles of Incorporation to change our corporate name to “Innuity, Inc.”

2. To adopt the Innuity, Inc. Amended and Restated 1999 Stock Option Plan.

3. To transact such other business as may properly come before the special meeting.
      Shareholders of record at the close of business on November 23, 2005, are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten days prior to the special meeting, a complete list of shareholders entitled to vote at the special meeting will be available for examination by any shareholder, for any purpose relating to the special meeting, during ordinary business hours at our principal offices located at 8644 154th Avenue NE, Redmond, WA 98052.

By order of the Board of Directors,

John R. Wall
Secretary
Redmond, Washington
November 28, 2005
IMPORTANT: Whether or not you plan to attend the special meeting in person, please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the special meeting. If you attend the special meeting, you may choose to vote in person even if you have previously sent in your proxy card.

PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS OF SOURCE ENERGY CORPORATION
SOLICITATION AND VOTING
PROPOSAL NO. 1 AMENDMENT TO ARTICLES OF INCORPORATION TO CHANGE OUR NAME
PROPOSAL NO. 2 APPROVAL OF THE INNUITY, INC. AMENDED AND RESTATED 1999 STOCK OPTION PLAN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER SHAREHOLDER MATTERS
SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
TRANSACTION OF OTHER BUSINESS

PROXY STATEMENT
FOR SPECIAL MEETING OF SHAREHOLDERS
OF
SOURCE ENERGY CORPORATION
8644 154th Avenue NE
Redmond, WA 98052

THIS PROXY STATEMENT IS BEING PROVIDED TO YOU BY
THE BOARD OF DIRECTORS OF THE COMPANY.
      The accompanying proxy is being solicited by the board of directors of Source Energy Corporation, a Utah corporation (the “Company,” “Source Energy,” “we,” “our” or “us” or words of similar import), for use at its special meeting of shareholders (the “Meeting”), to be held on Friday, December 9, 2005, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. The accompanying Notice of Special Meeting of Shareholders, this proxy statement and the enclosed proxy are being mailed to our shareholders on or about November 28, 2005.
SOLICITATION AND VOTING
      Voting Securities. Only shareholders of record as of the close of business on November 23, 2005 (the “Record Date”), will be entitled to vote at the special meeting and any adjournment thereof. As of the Record Date, out of the 200,000,000 shares of common stock authorized there were 16,371,289 shares of common stock issued and outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the special meeting. We have only one class of capital stock authorized. Each shareholder of record as of that date is entitled to one vote for each share of common stock held by him or her. Our bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the special meeting. Except as noted below, votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.
      Broker Non-Votes. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include approval of and amendments to stock plans.
      Solicitation of Proxies. We will bear the cost of soliciting proxies. In addition to soliciting shareholders by mail through our employees, we may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.
      Voting of Proxies. All valid proxies received before the special meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a shareholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A shareholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Secretary of Source Energy a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the special meeting and voting in person.

      Our present members of the board of directors and certain “affiliates” own approximately 80% of our outstanding voting securities, which is in excess of the majority vote that is required to adopt the Proposals. It is expected that all of these persons will vote in favor of the Proposals, which they together, could adopt, ratify and approve on our Company’s behalf, without the votes of any other shareholder. However, there is no assurance that all of these persons will vote, or if they do vote, that they will vote in favor of the Proposals, so management is soliciting shareholders’ proxies to vote in favor of the Proposals. See the captions below entitled “Security Ownership of Certain Beneficial Owners and Management,” “Proposal 1 — Amendment to Our Articles of Incorporation to Change our Name,” and “Proposal 2 — Approval of the Innuity, Inc. Amended and Restated 1999 Stock Option Plan.”
PROPOSAL NO. 1
AMENDMENT TO ARTICLES OF INCORPORATION TO CHANGE OUR NAME
Background, Purpose and Effect of the Amendment
      On November 9, 2005, pursuant to an Agreement and Plan of Merger, dated as of October 21, 2005, by and among the Company, Vista Acquisition Corporation, a Washington corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Vista.com, Inc., a Washington corporation (“Vista.com”), Merger Sub was merged with and into Vista.com, with Vista.com surviving as a wholly-owned subsidiary of the Company (the “Merger”). Pursuant to the terms of the merger agreement, we acquired all of the outstanding shares of Vista.com common stock in a stock-for-stock transaction whereby each outstanding share of Vista.com common stock was converted into the right to receive 1.0 shares of our common stock. We issued approximately 15,966,838 shares of our common stock in exchange for the outstanding shares of Vista.com common stock. Immediately following the effective time of the merger, there were 16,371,289 shares of common stock outstanding. The shares issued to Vista.com’s shareholders in the merger represent a controlling interest in the Company.
      In connection with the closing of the Merger, our newly appointed board of directors approved an amendment to our Articles of Incorporation, as amended (our “Articles”), changing our name to “Innuity, Inc.,” so that our name would better reflect our current business. If the proposed amendment to our Articles is approved by our shareholders, our Articles would be amended as follows.
      Article I of our Articles would be amended and restated in entirety to read as follows:
“ARTICLE I
Name of Corporation
The name of the corporation is INNUITY, INC.”
Vote Required and Board of Directors Recommendation
      Approval of this proposal requires the affirmative vote of a majority of the outstanding shares entitled to vote on this proposal. Abstentions and broker non-votes will have the same effect as votes against the proposal.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE OUR NAME TO INNUITY, INC.

PROPOSAL NO. 2
APPROVAL OF THE INNUITY, INC. AMENDED AND RESTATED
1999 STOCK OPTION PLAN
      At the special meeting, the shareholders will be asked to approve the Innuity, Inc. Amended and Restated 1999 Stock Option Plan (the “1999 Option Plan”). The board of directors has adopted the 1999 Option Plan, which we assumed in connection with the Merger with Vista.com. The board of directors believes that the 1999 Option Plan will benefit Innuity and its shareholders by providing an incentive to attract, retain and reward eligible employees, directors and consultants and to motivate such persons to contribute to Innuity’s growth and profitability.
      The following is a high-level summary of certain characteristics of the 1999 Option Plan. In all respects, the 1999 Option Plan is qualified by reference to the plan itself.
Summary of the 1999 Option Plan
      Authorized Shares. A maximum of 2,440,466 of the authorized but unissued shares of our common stock is authorized to be issued under the 1999 Option Plan. If any outstanding option expires, terminates or is canceled, the expired shares are returned to the 1999 Option Plan and again become available for grant. Appropriate adjustments will be made to the number of shares reserved under the 1999 Option Plan and the number of shares and exercise price under each outstanding option in the event of any stock dividend, stock split, reverse stock split, recapitalization or similar change in our capital structure.
      Administration. The 1999 Option Plan is administered by the Compensation Committee of the board of directors or another committee of the board of directors appointed to administer the 1999 Option Plan, or, in the absence of such committee, by the board of directors. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, administration must be by a committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this discussion, the term “Committee” refers to either such committee or the board of directors.) Subject to the provisions of the 1999 Option Plan, the Committee determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option, the purchase price and the type of consideration to be paid to the company upon the exercise of each option, the time of expiration of each option, and all other terms and conditions of the options. The Committee may amend or cancel any option, waive any restrictions or conditions applicable to any option, and accelerate, extend or defer the exercisability or vesting of any option. The Committee has the authority to interpret the provisions of the 1999 Option Plan and options granted thereunder, and any such interpretation by the Committee is binding.
      Eligibility. Options may be granted under the 1999 Option Plan to our employees, directors and consultants or those of any parent or subsidiary of Innuity. While any eligible person may be granted nonstatutory stock options, only employees may be granted incentive stock options.
      Terms and Conditions of Options. Each option granted under the 1999 Option Plan will be evidenced by a written agreement between us and the optionee, specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 1999 Option Plan. Stock options must have an exercise price that is not less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of our common stock or any parent or subsidiary of Innuity (a “10% Shareholder”) must have an exercise price equal to at least 110% of the fair market value of a share of our common stock on the date of grant.
      The 1999 Option Plan provides that the option exercise price may be paid in cash, by check, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option, by tender, to the extent legally permitted, of shares of common stock owned by the optionee having a fair market value not less than the exercise price, or by such other lawful consideration as may be approved by the Committee. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted by us, through the optionee’s surrender of a portion of the option shares to us.
      Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as may be specified by the Committee. The maximum term of an option granted under the 1999 Option Plan is 10 years, provided that an incentive stock option granted to a 10% Shareholder must have a term not exceeding five years. An option generally will remain exercisable for three months following the optionee’s termination of service, unless such termination results from the optionee’s retirement, death or disability, in which case the option generally will remain exercisable for 12 months following termination, provided that in no case may an option be exercised after its expiration date. Stock options are not transferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee.
      Corporate Transaction. The 1999 Option Plan defines a “Corporate Transaction” as any of the following events: (a) consummation of any merger or consolidation in which we are not the continuing or surviving corporation, or pursuant to which shares of common stock are converted into cash, securities, or other property, if following such merger or consolidation the holders of our outstanding voting securities immediately prior to such merger or consolidation own less than 66 2/3% of the outstanding voting securities of the surviving corporation; (b) consummation of any sale, lease, exchange, or other transfer, in one transaction or a series of related transactions, of all or substantially all of our assets, other than a transfer of our assets to a majority-owned subsidiary corporation; or (c) approval by the holders of our common stock of any plan or proposal for the liquidation or dissolution. If a Corporate Transaction occurs, the surviving, continuing, successor or purchasing corporation or other business entity or parent thereof may, without the consent of any optionee, either assume our rights and obligations under outstanding options or substitute substantially equivalent options for such corporation’s stock. Options that are not assumed, replaced or exercised prior to a Corporate Transaction will terminate. Options accelerate and become exercisable in full to the extent that they are not assumed or substituted by an acquiror, and if they are assumed or accelerated by an acquiror they accelerate and become exercisable in full if the acquiror terminates the option holders services within one year following a Corporate Transaction, other than for cause or good reason (as such terms are defined in the plan).
      Termination or Amendment. The 1999 Option Plan will continue in effect until the earlier of its termination by the board of directors or the date on which all shares available for issuance under the 1999 Option Plan have been issued and all restrictions on such shares under the terms of the 1999 Option Plan and the agreements evidencing options granted under the plan have lapsed, provided that all incentive stock options must be granted within 10 years following the date on which the board of directors adopted the 1999 Option Plan. The board of directors may terminate or amend the 1999 Option Plan at any time. However, without shareholder approval, the board of directors may not amend the 1999 Option Plan to increase the total number of shares of common stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or effect any other change that would require shareholder approval under any applicable law. No termination or amendment may affect an outstanding option unless expressly provided by the Board, nor, in any event, may it adversely affect an outstanding option without the consent of the optionee.
Summary of U.S. Federal Income Tax Consequences
      The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 1999 Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.
      Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. In such event, we will not be entitled to any corresponding deduction for federal income tax purposes. In the event of the participant’s disposition of shares before both of these holding periods have been satisfied (a “disqualifying disposition”), the participant will recognize ordinary income equal to the spread between the option exercise price and the fair market value of the shares on the date of exercise, but in most cases not to exceed the gain realized on the sale, if lower. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.
      In general, the difference between the option exercise price and the fair market value of the shares on the date when an incentive stock option is exercised, or at such later time as the shares vest, is treated as an adjustment in computing income that may be subject to the alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.
      Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised or such later date as the shares become vested and free of any restrictions on transfer (the later of such dates being referred to as the “determination date”). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the exercise date, the participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to treat the exercise date as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the exercise date. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.
Awards Granted to Certain Persons
      The aggregate number of shares of our common stock subject to awards granted to certain persons under the 1999 Option Plan since its inception is as follows: (i) John R. Wall, Chairman, Chief Executive, Treasurer and Secretary, 351,687 shares; (ii) John R. Dennis, President, 0 shares; (iii) Robert K. Bench, Chief Financial Officer, 0 shares; (iv) Marvin A. Mall, Chief Operating Officer, 494,543 shares; (v) Shivonne A. Byrne, Chief Marketing Officer, 307,142 shares; (vi) Jamie D. Bland, President, Merchant Applications Division, 300,675 shares; (vii) Douglas E. Merryman, President, Merchant Services Division, 140,675 shares; (viii) Mark A. LeMay, President, Jadeon Division, 0 shares; (ix) Curtis R. Porritt, President, 10x Marketing Division, 100,000 shares; (x) all current executive officers as a group, an aggregate of 1,694,722 shares; (xi) all current directors who are not executive officers, as a group, an aggregate of 0 shares; and (xii) all employees, including current officers who are not executive officers, as a group, an aggregate of 1,423,110 shares. Since its inception, no options have been granted under the 1999 Option Plan to any other nominee for election as a director, or any associate of any such director, nominee or executive officer, and no other person has been granted five percent or more of the total amount of options granted under the 1999 Option Plan.
Required Vote and Board of Directors Recommendation
      Approval of this proposal requires the affirmative vote of a majority of the outstanding shares entitled to vote on this proposal. Abstentions and broker non-votes will have the same effect as votes against the proposal.

      The board of directors believes that the adoption of the 1999 Option Plan is in the best interests of Innuity and its shareholders for the reasons stated above.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 1999 OPTION PLAN.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information with respect to the beneficial ownership of our common stock as of November 10, 2005, by (i) each shareholder known by us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each executive officer and director, and (iii) all of our directors and executive officers as a group.

		Number of	Total	Pro forma
	Number of	Shares	Number of	Percent
	Shares of	Underlying	Shares	of
	Common	Convertible	Beneficially	Common
Name of Beneficial Owner (1)	Stock Owned	Securities(2)	Owned(3)	Stock(4)

John R. Wall(5)	5,039,086	0	5,039,086	30.8%
Artesian Management, Inc.(6)	1,950,000	740,466	2,690,466	15.7%
301 Carlson Parkway Suite 120 Minnetonka, MN 55305
Mark A. LeMay	2,134,340	0	2,134,340	13.0%
John R. Dennis(7)	1,597,589	0	1,597,589	9.8%
Marvin A. Mall(8)	1,043,568	116,071	1,159,639	7.0%
The Wall Family LLC(9)	1,000,000	0	1,000,000	6.1%
c/o Vista.com, Inc. 8644 154th Avenue NE Redmond, WA 98052
Robert K. Bench(10)	698,816	0	698,816	4.3%
Douglas E. Merryman	250,000	61,545	311,545	1.9%
Harold H. Kawaguchi	287,724	0	287,724	1.8%
Jamie D. Bland(11)	105,819	63,248	169,067	1.0%
Greg M. Stevenson	143,175	0	143,175	*
Curtis R. Porritt(12)	117,740	25,000	142,740	*
Keith A. Cannon	93,175	0	93,175	*
Shivonne A. Byrne	0	7,142	7,142	*
Directors and executive officers as a group (12 persons)	11,511,032	273,006	11,784,038	70.8%

*	Less than 1%

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)	Under the rules of the SEC, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options or warrants or upon conversion of securities convertible into common stock.

(3)	Represents the aggregate number of shares beneficially owned by each shareholder.

(4)	Calculated on the basis of 16,371,289 shares of our common stock outstanding as of November 10, 2005, provided that any additional shares of common stock that a shareholder has the right to acquire within

60 days after November 10, 2005, are deemed to be outstanding for the purpose of calculating that shareholder’s percentage beneficial ownership.

(5)	Includes 1,000,000 shares held by the Wall Family LLC. Mr. Wall, Chief Executive Officer and a director, and his spouse, Linda Wall, have shared voting and dispositive power over the shares held by The Wall Family LLC, as managing members. Mr. Wall disclaims beneficial ownership of the shares held by The Wall Family LLC.

(6)	Artesian Management, Inc. is a non-reporting entity. Frank Bennett and Michael Snow have shared voting and dispositive power over the shares held by Artesian Management, Inc.

(7)	Includes 384,426 shares held by Seaport Ventures, LLC. Mr. Dennis, President and a director, has sole voting and dispositive power over the shares held by Seaport Ventures, LLC, as the managing member. Includes 124,347 shares held by Maryanne Dennis, the spouse of Mr. Dennis. Includes 390,000 shares held by Artesian Management, Inc. Mr. Dennis disclaims beneficial ownership of the shares held by Artesian Management, Inc., except to the extent of his pecuniary interest in this entity.

(8)	Includes 116,071 shares underlying common stock purchase options. Includes 40,000 shares held by Mr. Mall’s dependent children.

(9)	The Wall Family LLC is a non-reporting entity. Mr. Wall, Chief Executive Officer and a director, and his spouse, Linda Wall, have shared voting and dispositive power over the shares held by The Wall Family LLC, as managing members.

(10)	Includes 698,816 shares held by BayHill Group, LC. Mr. Bench, Chief Financial Officer, has voting and dispositive power over the shares held by BayHill Group, LC, as managing member.

(11)	Includes 1,703 shares issuable upon conversion of a promissory note held by Artesian Management, Inc. Includes 4,485 shares held by Artesian Management, Inc.

(12)	Includes 25,000 shares underlying common stock purchase options.
OTHER SHAREHOLDER MATTERS
Dissenters’ Rights of Appraisal
      Under Utah Law, our dissenting shareholders, if any, are not entitled to appraisal rights with respect to the Proposals, and we will not independently provide our shareholders with any such right.
Delivery of Documents to Security Holders Sharing an Address
      Only one copy of this proxy statement is being delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of this proxy statement to a shareholder at a shared address to which a single copy of the document was delivered and provide instructions as to how a shareholder can notify us that the shareholder wishes to receive a separate copy of this proxy statement by (i) providing the telephone number and mailing address to which a shareholder can direct a notification to the Company that the shareholder wishes to receive a separate proxy statement in the future, and (ii) providing instructions how shareholders sharing an address can request delivery of a single copy of proxy statements if they are receiving multiple copies of proxy statements. To request a separate copy, please contact:

Mr. Robert K. Bench
Chief Financial Officer
Source Energy Corporation dba Innuity, Inc.
8644 154th Avenue NE
Redmond, WA 98052
(425) 497-9909

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
      Shareholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a shareholder proposal to be included our proxy materials for the annual meeting to be held in 2006, the proposal must be received at our principal executive offices, addressed to the corporate secretary, no later than 120 calendar days in advance of the one year anniversary of the date our proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders. Shareholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive timely notice of the proposal, addressed to the secretary at our principal executive offices. To be timely, notice of shareholder business must be received by our corporate secretary no later than the close of business on the tenth day following the day on which the date of the annual meeting is publicly announced. A shareholder’s notice to the corporate secretary must set forth as to each matter the shareholder proposes to bring before the annual or special meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the business is being brought, (iii) the class and number of shares of Source Energy common stock which are beneficially owned by the shareholder and such other beneficial owner, and (iv) any material interest of the shareholder and such other beneficial owner in such business.
TRANSACTION OF OTHER BUSINESS
      At the date of this proxy statement, the board of directors knows of no other business that will be conducted at the special meeting other than as described in this proxy statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors,

John R. Wall
Secretary
November 28, 2005

Special Meeting of Shareholders
SOURCE ENERGY CORPORATION
DECEMBER 9, 2005
SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY
THE SHAREHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN,
THIS PROXY WILL BE VOTED “FOR” ITEM 1 AND “FOR” ITEM 2.
The Board of Directors recommends a vote “FOR” Item 1 and “FOR” Item 2.
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(continued from other side)

1.	APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF SOURCE ENERGY CORPORATION, TO CHANGE THE CORPORATE NAME TO “INNUITY, INC.”
	☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	APPROVAL OF THE INNUITY, INC. AMENDED AND RESTATED 1999 STOCK OPTION PLAN
	☐ FOR	☐ AGAINST	☐ ABSTAIN	☐ I plan to attend the Special Meeting

Please sign exactly as name appears hereon. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associates, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

(Signature)
Date: __________________________________, 2005

(Signature)
Date: __________________________________, 2005

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SOURCE ENERGY CORPORATION
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
SPECIAL MEETING OF SHAREHOLDERS ON DECEMBER 9, 2005

The undersigned hereby appoint(s) John R. Wall and Marvin A. Mall, and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Source Energy Corporation held of record by the undersigned on November 23, 2005, at the Special Meeting of Shareholders of Source Energy Corporation to be held at the Columbia Center located at 701 Fifth Avenue, 40th Floor Conference Room, Seattle, Washington 98104, beginning at 9:00 a.m., local time, on Friday, December 9, 2005, with authority to vote upon the matters listed below and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.
(IMPORTANT — PLEASE DATE AND SIGN ON THE OTHER SIDE)